As filed with the Securities and Exchange Commission on April 6, 2004
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): April 6, 2004


                           APOLLO CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


     Maryland                     333-112591                    52-2439556
(State of incorporation    (Commission File Number)          (I.R.S. Employer
or organization)                                             Identification No.)

      1301 Avenue of the Americas
           New York, NY                                             10019
  (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (212) 515-3200


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Item 9.  Regulation FD Disclosure.

        Apollo Investment Corporation Announces Initial Public Offering
                             Tuesday, April 6, __ET

The following press release was issued by Apollo Investment Corporation on April 6, 2004:

Apollo Investment Corporation (Nasdaq: AINV) announced that it priced its initial public offering of 62,000,000 shares of common stock at $15.00 per share, raising $930.0 million in gross proceeds. The shares are expected to be delivered on Thursday, April 8, 2004. Apollo Investment Corporation has also granted the underwriters an option to purchase up to an additional 9,300,000 shares of common stock to cover over-allotments, if any.

UBS Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. acted as joint book-running managers for the transaction. Wachovia Capital Markets LLC, Banc of America Securities LLC, Legg Mason Wood Walker, Incorporated and RBC Capital Markets Corporation acted as co-managers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. A registration statement relating to these securities was filed and has been declared effective by the Securities and Exchange Commission.

A copy of the final prospectus to the offering may be obtained from UBS Securities LLC, ECMG Syndicate, 299 Park Avenue, New York, NY 10171, 212-713-2626; Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, New York, NY 11220, 718-765-6732; and J.P. Morgan Securities Inc., Addressing Department, One Chase Manhattan Plaza, Floor 5B, New York, NY 10081, 212-622-3558.

About Apollo Investment Corporation

Apollo Investment Corporation is a newly organized, closed-end investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio will be principally in small and middle-market private companies. The Company's investment objective is to generate both current income and capital appreciation through debt and equity instruments. From time to time, the Company may also invest in public companies that are thinly traded. The Company expects to use the net proceeds of this offering to invest in senior secured loans and mezzanine loans in furtherance of its business plan.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    APOLLO CAPITAL CORPORATION
                                           (Registrant)


Date: April 6, 2004                 By: /s/ Michael S. Gross
                                        ----------------------------------------
                                        Name:  Michael S. Gross
                                        Title: President and Chief Executive
                                                   Officer





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